UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                                 Date of Report
                                 March 15, 2004
                        (Date of earliest event reported)

                           VESTA INSURANCE GROUP, INC.
             (Exact name of registrant as specified in its charter)

                Delaware                                    63-1097283
    (State or other jurisdiction of                      (I.R.S. Employer
     incorporation or organization)                     Identification No.)

          3760 River Run Drive                                35243
          Birmingham, Alabama                               (Zip Code)
 (Address of principal executive offices)

                                 (205) 970-7000
              (Registrant's telephone number, including area code)

Item 9 and 12. Results of Operations and Financial Condition.

On March 15, 2004, the Registrant reported its earnings for the quarter and year-ended December 31, 2003. Attached to this Current Report on Form 8-K is a copy of the Company's press release dated March 15, 2004. This release is being furnished to the Securities and Exchange Commission under Item 12.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Dated as of March 15, 2004.

VESTA INSURANCE GROUP, INC.

By: /s/ Donald W. Thornton
    ------------------------------
Its: Senior Vice President --
     General Counsel and Secretary

                      Vesta Reports Fourth Quarter Results

 Incurs Primarily Non-Cash GAAP Charge for Arbitrations and Deferred Tax Asset;
       Enters Definitive Agreement to Sell its Life Insurance Business for
                                  $63.5 Million

    BIRMINGHAM, Ala., March 15 /PRNewswire-FirstCall/ -- Vesta Insurance Group, Inc. (NYSE: VTA) today reported results for its fourth quarter and full year ended December 31, 2003 that included a $118.8 million charge - $28.9 million cash and $89.9 million non-cash -- to write-off recoverables associated with a reinsurance arbitration ruling, and to establish a full valuation allowance for its entire net deferred tax asset in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." The Company also announced that its Board of Directors has deferred consideration of cash dividends on its common stock until the Company's upcoming capital initiatives have been completed.

    In addition, Vesta announced that it has entered into a definitive agreement to sell American Founders Financial Corporation for approximately $63.5 million dollars. The transaction is subject to regulatory approval and is expected to close in the second quarter. The closing of the sale of American Founders will result in an estimated GAAP gain of $5 million and a statutory gain of approximately $19.5 million.

    On a statutory basis, the impact of writing down the reinsurance recoverables associated with the arbitration rulings is approximately
$55.8 million. Including the impact of the potential sale of American Founders, statutory capital is estimated to be approximately $165 million at March 31, 2004, which is approximately 7% below the statutory capital level as of September 30, 2003.

    "While we are obviously disappointed with the write down of these recoverables, the negative exposure to these matters is now behind us and we can focus on the growing profitability of our continuing operations which produced excellent results in the fourth quarter and the second half of 2003 and in the first two months of 2004," said Norman W. Gayle, III, President and CEO.

    "The Board of Directors determined that deferring the payment of a cash dividend on our common stock is prudent, and we expect our current annual dividend rate of $0.10 per share per year to resume after our capital initiatives are completed.

    "Our insurance company strength is sound and we believe our financial position will improve dramatically with the sale of American Founders and the planned initial public offering of our non-standard auto insurance subsidiary, Affirmative Insurance Holdings, Inc. We expect to file a registration statement on Form S-1 in the next few days," said Gayle.

    As disclosed on March 2, 2004, an arbitration panel ruled against Vesta in a 6-year reinsurance dispute with NRMA Insurance, Ltd. concerning the 1997 20% whole account quota share contract. As a result of the ruling, Vesta incurred a previously announced $33.5 million pre-tax charge to fourth quarter earnings associated with the NRMA ruling. Vesta considered the NRMA ruling in the evaluation of the recoverability of other amounts due from the other participants on the same reinsurance treaty as well as another, unrelated treaty. Although there are distinct facts and circumstances underlying and affecting our disputes with those other participants, for financial reporting purposes, the Company concluded that those amounts may not ultimately be collected. Accordingly, we recorded an additional pre-tax charge of $32.4 million in the fourth quarter of 2003, $30.1 million of which was related to other balances recoverable from other participants in the 20% whole account quota share contract. The total after-tax charge related to the reinsurance recoverables write-down in the fourth quarter is $43.4 million. The recording of this charge does not impact Vesta's intention to actively arbitrate with the other participants on the 20% whole account quota share contract. Additionally, the Company has filed a motion to vacate the NRMA arbitration award in U.S. District Court on the grounds of the evident partiality of the umpire.

    In connection with the filing of the annual report on Form 10-K for 2003, Vesta updated its SFAS No. 109 income tax analysis, to evaluate the recoverability of its deferred tax asset. In making this evaluation, the Company considered all available positive and negative evidence, including our past results, the existence of significant cumulative losses in recent years, and our estimate of future taxable income. While we anticipate being profitable in future periods, the combination of significant cumulative losses in recent years and uncertainty with respect to our ability to achieve sufficient taxable income to fully realize our year-end deferred tax asset balances within a reasonable timeframe, warrants the recording of a valuation allowance under SFAS No. 109. Accordingly, we incurred a $75.4 million dollar charge to earnings to reflect this valuation allowance.

    Also, based on the charges that the Company recorded in the fourth quarter, Vesta updated its goodwill evaluation, in connection with SFAS No. 142, "Goodwill and Other Intangible Assets." Based on this updated analysis, the Company concluded there was no indication of impairment as of December 31, 2003.

    In addition to its regularly scheduled conference call for March 16, Vesta management will hold a conference call today, Monday, March 15, at 10:30 am EST to discuss this press release. The conference call will be simultaneously webcast live online through Vesta's corporate website, www.vesta.com and http://www.firstcallevents.com/service/ajwz402091381gf12.html. To access this call via telephone, call 1-877-847-5345 and enter passcode 664731.


    Financial Results

    For the fourth quarter of 2003, the Company reported net operating earnings from continuing operations of $7.3 million, or $0.21 per share in the fourth quarter of 2003 compared to net operating earnings from continuing operations of $4.3 million, or $0.13 per share for the corresponding period in 2002. Net operating earnings from continuing operations is a non-GAAP measure which excludes certain items, such as realized gains and losses, severance payments, losses and awards from arbitration and litigation, deferred tax asset charge as well as gains on debt extinguishments. Net earned premiums for the quarter were $108.8 million compared to $132.9 million in the fourth quarter of 2002, which is reflective of Vesta's increased use of reinsurance.

    The net loss from continuing operations was $109.7 million, or $(3.13) per share for the quarter ending December 31, 2003 compared to net income from continuing operations of $1.0 million, or $0.03 per share in the fourth quarter of 2002. (A reconciliation of net operating earnings from continuing operations to net income from continuing operations is included herein.)

    For the twelve months ended December 31, 2003, net operating earnings from continuing operations were $10.4 million, or $0.30 per share compared to net operating earnings from continuing operations of $6.8 million, or $0.20 per share in 2002. For the year, the Company reported a net loss from continuing operations of $102.9 million, or $(2.95) per share compared to a net loss from continuing operations of $10.2 million or $(0.30) per share in 2002. (A reconciliation of the net operating earnings from continuing operations to net income from continuing operations is included herein.)


    Operational Results

    Vesta's standard property-casualty segment, which includes the residential property and standard auto businesses, posted net income from continuing operations of $4.3 million in the fourth quarter of 2003. Below are the standard property-casualty segment GAAP operational ratios for the three and twelve months ended December 31, 2003 and 2002.


                                          3 Months Ended   12 Months Ended
                                           December 31,      December 31,
                                           2003    2002    2003     2002
    Residential property combined ratio    88.6%   97.1%   102.4%   101.7%

    Standard auto combined ratio           94.8%   99.6%    96.7%   104.2%

    Standard property-casualty combined
     ratio                                 90.2%   98.1%   101.2%   102.5%

    Total catastrophe losses incurred (in
     millions)                              $4.6    $2.8    $32.4    $13.4

    Impact of catastrophes on standard
     property-casualty combined ratio       7.0%    3.2%    10.4%     4.1%


    "Profitability in the standard property-casualty segment continues to improve," said Gayle. "Our decline in revenues is by design as we entered into a 50% quota share reinsurance agreement effective September 30, 2003 on our property business in our continuing states," said Gayle.

    The Company's non-standard auto underwriting business generated a GAAP combined ratio of 97.9% in the fourth quarter and 96.6% for 2003 compared to a 96.3% and a 97.0% combined ratio for the respective corresponding periods in 2002. The non-standard underwriting segment recognized approximately a $1.0 million in contingent commission expense in the fourth quarter due to consistently low loss ratio results. The non-standard agency operations produced a 17.0% pre-tax margin in the quarter, and a 12.7% margin for the full year 2003. The agency segment was positively impacted by approximately $3.0 million of contingent commissions that were recognized in the fourth quarter.

    Vesta incurred a net loss of $4.4 million for the full year for its discontinued health insurance and consulting businesses. In addition, the Company incurred an after-tax loss of $11.5 million to its discontinued assumed reinsurance and commercial lines, primarily due to a previously announced $6.1 million net loss in the second quarter from an arbitration with CIGNA Property and Casualty Insurance Company.


    Other Information

    In December 2003, Vesta completed a debt for equity swap and issued approximately 402,000 shares of common stock in exchange for $2.2 million face value of the Company's 8.525%, Deferrable Capital Securities due 2027.

    In addition, Vesta announced that David W. Lacefield has been elected to Senior Vice President of Vesta Insurance Group, in charge of the company's standard property-casualty operations. Lacefield joined Vesta in 2001 as president of TexasSelect. He began his insurance career in 1977 as a pricing analyst at USAA and is heavily experienced in product pricing and design, loss reserving, strategic planning, financial analysis, claims and insurance operations. Lacefield is a member of the Casualty Actuarial Society and the American Academy of Actuaries.

    Vesta also announced that Timothy A. Bienek, CFA, has joined Affirmative Insurance Holdings, Vesta's non-standard automobile agency and underwriting subsidiary, as Chief Financial Officer. Previously, Bienek was President, Chief Operating Officer and a Director of Hallmark Financial Services, a publicly traded insurance holding company. Bienek is a 20-year veteran of the property-casualty insurance industry having served in executive positions for Benfield Blanch, Allstate Insurance Company and TIG Holdings.

    The conference call on Tuesday, March 16, at 10:00 am EST will also be simultaneously webcast live online through Vesta's corporate website, www.vesta.com and http://www.firstcallevents.com/service/ajwz400350274gf12.html.


    About Vesta Insurance Group, Inc.

    Vesta, headquartered in Birmingham, Ala., is a holding company for a group of insurance and financial services companies that offer a wide range of consumer-based products.


    This news release contains statements concerning management's beliefs, plans or objectives for Vesta's future operations or financial performance, including anticipated transactions, dividend payments and continued segment growth and profitability. These statements, whether expressed or implied, are only predictions and should be considered "forward-looking statements" under applicable securities laws. You should be aware that Vesta's actual operations and financial performance, may differ materially from those reflected in these forward-looking statements. The main factors that could affect these forward-looking statements are that the planned sale of American Founders Financial Corporation does not receive regulatory approval, that the planned public offering of securities of Affirmative Insurance Holdings, Inc. does not price and close on the terms and schedule that we expect, we may experience catastrophic losses in excess of what we expect; we may experience frequency and severity of non-catastrophic losses in excess of what we expect; we may experience unfavorable developments in various litigation and in arbitrations with reinsurers which could cause us to adjust our estimates of reinsurance recoverables; or we may experience deterioration in premium volume in our standard property and casualty segment as a result of rating actions taken by
A.M. Best.   Please refer to the documents Vesta files from time to time with the Securities and Exchange Commission, specifically Vesta's most recent Form 10-K and Exhibit 99.1 attached thereto, which contains and identifies additional important factors that could cause the actual results to differ materially from those contained in the projections or forward-looking statements.



                          Vesta Insurance Group, Inc
                       4th Quarter 2003 Segment Comparison
                              (amounts in thousands)

                                           Standard Property-   Non-Standard
                           Life Insurance      Casualty            Agency
                            2003    2002    2003     2002      2003     2002
    Revenues:
     Net premiums written  $2,030  $2,338  $61,532  $59,091      --       --
     (Increase) decrease
       in unearned premiums    --      --    1,660   28,433      --       --

     Net premiums earned    2,030   2,338   63,192   87,524      --       --
     Net investment
      income                6,862   7,759       --       --      --       --
     Policy fees              605     622    2,974    1,369
     Agents fees and
      commissions              --      --       --       --  $38,089  $40,902
     Other                    625     581      139       58       --       --

        Total revenues     10,122  11,300   66,305   88,951   38,089   40,902

    Expenses:
     Policyholder
      benefits              5,526   4,048       --       --       --       --
     Loss and LAE
      expenses incurred        --      --   39,386   54,902       --       --
     Policy acquisition
      expenses                325   1,221    9,054   21,158       --       --
     Operating expenses     2,110   1,912   11,215   11,112   31,402   38,299
     Interest on debt       1,357   1,548       --       --      206      151
     Deferrable capital
      security
       distributions          --      --       --       --       --       --

        Total expenses      9,318   8,729   59,655   87,172   31,608   38,450

    Income (loss) from
     continuing operations
     before income taxes,
      deferrable capital
       securities, and
       minority interest      804   2,571    6,650    1,779    6,481    2,452
    Income tax expense
     (benefit)                281     900    2,328      623    2,268      858
    Deferrable capital
     security distributions,
      net of tax               --      --       --       --       --       --
    Minority interest in
     subsidiary, net of tax    --     236       --       --      112      355

        Net operating
         earnings (loss)
         from continuing
         operations          $523  $1,435   $4,322   $1,156   $4,101   $1,239

        Realized gains(loss),
         net of tax and
          minority interest   847 (15,629)
        Litigation settlement
         and arbitration award,
          net of tax
        Severance payment
        Deferred tax asset charge
        Gain on debt extinguishments,
         net of tax

        Net income (loss)
         from continuing
         operations          $1,370  $(14,194) $4,322  $1,156  $4,101  $1,239



                             Non-Standard
                             Underwriting       Corp & Other      Eliminations
                             2003     2002     2003      2002      2003   2002
    Revenues:
      Net premiums
       written            $40,114  $47,477
      (Increase) decrease
       in unearned
       premiums             3,488   (4,425)

      Net premiums earned  43,602   43,052
      Net investment income    --       --   $2,296   $4,238       --   $(151)
      Policy fees           5,657    3,736       --       --       --      --
      Agents fees and
       commissions             --       --       --       -- $(24,596)(18,183)
      Other                   538      758     306     263         --      --

        Total revenues     49,797   47,546   2,602   4,501   (24,596) (18,334)

    Expenses:
      Policyholder
       benefits                --       --      --      --        --       --
      Loss and LAE
       expenses incurred   29,501   26,395      --      --        --       --
      Policy acquisition
       expenses            13,889   12,954      --      --    (9,265)  (5,317)
      Operating expenses    4,816    5,713   4,704   3,779   (15,331) (12,866)
      Interest on debt         --       --   1,682   1,952        --     (151)
      Deferrable capital
       security
       distributions           --       --     392      --        --       --

        Total expenses     48,206   45,062   6,778   5,731   (24,596) (18,334)

    Income (loss) from
     continuing operations
      before income taxes,
      deferrable capital
       securities, and
        minority interest   1,591    2,484  (4,176) (1,230)       --       --
    Income tax expense
     (benefit)                557      869  (1,462)   (431)       --       --
    Deferrable capital
     security distributions,
      net of tax               --       --      --     308        --       --
    Minority interest in
     subsidiary, net of tax    --       --      --      --        --       --

      Net operating earnings
      (loss) from continuing
       operations           $1,034   $1,615  $(2,714) $(1,107)    --       --

      Realized gains (loss),
       net of tax and
        minority interest      578    2,209
      Litigation settlement
       and arbitration award,
        net of tax         (43,365)   9,471
      Severance payment              (2,714)
      Deferred tax asset
       charge              (75,399)
      Gain on debt
       extinguishments,
         net of tax            393    3,301

      Net income (loss)
       from continuing
        operations          $1,034   $1,615 $(120,507) $11,160    --       --



                                                           Consolidated
                                                      2003               2002
    Revenues:
       Net premiums written                       $103,676           $108,906
       (Increase) decrease in unearned
        premiums                                     5,148             24,008

       Net premiums earned                         108,824            132,914
       Net investment income                         9,158             11,846
       Policy fees                                   9,236              5,727
       Agents fees and commissions                  13,493             22,719
       Other                                         1,608              1,660

           Total revenues                          142,319            174,866

    Expenses:
       Policyholder benefits                         5,526              4,048
       Loss and LAE expenses incurred               68,887             81,297
       Policy acquisition expenses                  14,003             30,016
       Operating expenses                           38,916             47,949
       Interest on debt                              3,245              3,500
       Deferrable capital security distributions       392                 --

           Total expenses                          130,969            166,810

    Income (loss) from continuing
     operations before income taxes,
       deferrable capital securities,
        and minority interest                        11,350             8,056
    Income tax expense (benefit)                      3,972             2,819
    Deferrable capital security
     distributions, net of tax                           --               308
    Minority interest in subsidiary, net
     of tax                                             112               591

       Net operating earnings (loss)
        from continuing operations                   $7,266            $4,338

       Realized gains (loss), net of
        tax and minority interest                     1,425           (13,420)
       Litigation settlement and arbitration award,
        net of tax                                  (43,365)            9,471
       Severance payment                                -              (2,714)
       Deferred tax asset charge                    (75,399)               -
       Gain on debt extinguishments, net of tax         393             3,301

       Net income (loss) from
        continuing operations                     $(109,680)             $976


                            Vesta Insurance Group, Inc
                       2003 Year-to-Date Segment Comparison
                              (amounts in thousands)


                                                         Standard Property-
                                        Life Insurance        Casualty
                                         2003    2002      2003      2002
    Revenues:
      Net premiums written              $8,806  $10,506  $260,378  $354,618
      (Increase) decrease in unearned
       premiums                             --       --    40,483   (34,351)

      Net premiums earned                8,806   10,506   300,861   320,267
      Net investment income             28,330   36,020        --        --
      Policy fees                        2,295    3,536    11,448     5,201
      Agents fees and commissions           --       --        --        --
      Other                              2,830    1,602       750       509

          Total revenues                42,261   51,664   313,059   325,977

    Expenses:
      Policyholder benefits             21,080   23,283        --        --
      Loss and LAE expenses incurred        --       --   207,800   221,549
      Policy acquisition expenses        1,021    2,720    63,637    72,208
      Operating expenses                 9,517    9,757    44,480    39,933
      Interest on debt                   5,631    6,304        --        --
      Deferrable capital security
       distributions                        --       --        --        --

          Total expenses                37,249   42,064   315,917   333,690


    Income (loss) from continuing
     operations before income taxes,
       deferrable capital securities,
        and  minority interest           5,012    9,600    (2,858)   (7,713)

    Income tax expense (benefit)         1,754    3,360    (1,000)   (2,700)
    Deferrable capital security
     distributions, net of tax              --       --        --        --
    Minority interest in subsidiary,
     net of tax                             --      742        --        --

        Net operating earnings (loss)
         from continuing operations     $3,258   $5,498   $(1,858)  $(5,013)

        Realized gains (loss), net of
         tax                             1,560  (14,355)
        Litigation settlement and
         arbitration award, net of tax
        Severance payment
        Deferred tax asset charge
        Gain on debt extinguishments,
         net of tax

        Net income (loss) from
         continuing operations           $4,818  $(8,857) $(1,858) $(5,013)



                                                               Non-Standard
                                       Non-Standard Agency      Underwriting
                                          2003      2002       2003      2002
    Revenues:
      Net premiums written                  --        --   $179,584  $181,349
      (Increase) decrease in unearned
       premiums                             --        --    (12,173)  (19,872)

      Net premiums earned                   --        --    167,411   161,477
      Net investment income                 --        --         --        --
      Policy fees                                            22,036    11,090
      Agents fees and commissions     $145,919  $131,224         --        --
      Other                                 --        --      2,890     5,363

         Total revenues                145,919   131,224    192,337   177,930

    Expenses:
     Policyholder benefits                  --        --         --        --
     Loss and LAE expenses incurred         --        --    114,426   100,278
     Policy acquisition expenses            --        --     49,962    50,109
     Operating expenses                126,593   118,445     18,706    16,943
     Interest on debt                      767     1,012         --        --
     Deferrable capital security
      distributions                         --        --         --        --

         Total expenses                127,360   119,457    183,094   167,330

    Income (loss) from continuing
     operations before income taxes,
      deferrable capital securities,
       and minority interest            18,559    11,767      9,243    10,600

    Income tax expense (benefit)         6,496     4,118      3,235     3,710
    Deferrable capital security
     distributions, net of tax               --        --        --        --
    Minority interest in subsidiary, net
     of tax                                 605       894        --        --

      Net operating earnings (loss)
       from continuing operations       $11,458    $6,755    $6,008    $6,890

      Realized gains (loss), net of tax
      Litigation settlement and
       arbitration award, net of tax
      Severance payment
      Deferred tax asset charge
      Gain on debt extinguishments,net
       of tax

      Net income (loss) from
       continuing operations           $11,458    $6,755     $6,008    $6,890


                                          Corp & Other      Eliminations
                                         2003     2002      2003     2002
    Revenues:
      Net premiums written
      (Increase) decrease in unearned
       premiums

      Net premiums earned
      Net investment income             $12,361  $18,392       --  $(1,012)
      Policy fees                            --       --       --       --
      Agents fees and commissions            --       -- $(96,809) (76,078)
      Other                                 841      907       --       --

          Total revenues                 13,202   19,299   (96,809) (77,090)

    Expenses:
      Policyholder benefits                  --       --        --       --
      Loss and LAE expenses incurred         --       --        --       --
      Policy acquisition expenses            --       --   (28,821) (34,100)
      Operating expenses                 17,920   20,257   (67,988) (41,978)
      Interest on debt                    6,441    8,618        --   (1,012)
      Deferrable capital security
       distributions                        871       --        --       --

          Total expenses                 25,232   28,875   (96,809) (77,090)


    Income (loss) from continuing
     operations before income taxes,
       deferrable capital securities,
        and minority interest           (12,030)  (9,576)       --       --
    Income tax expense (benefit)         (4,210)  (3,352)       --       --
    Deferrable capital security
     distributions, net of tax              622    1,081        --       --
    Minority interest in subsidiary, net
     of tax                                  --       --        --       --

       Net operating earnings (loss)
        from continuing operations      $(8,442) $(7,305)       --       --

       Realized gains (loss), net of
        tax                               3,494     (266)
       Litigation settlement and
        arbitration award, net of tax   (43,365)  (5,869)
       Severance payment                 (2,714)
       Deferred tax asset charge        (75,399)
       Gain on debt extinguishments,
        net of tax                          393    6,160

       Net income (loss) from
        continuing operations         $(123,319) $(9,994)       --      --



                                                           Consolidated
                                                      2003               2002
    Revenues:
       Net premiums written                       $448,768           $546,473
       (Increase) decrease in unearned
        premiums                                    28,310            (54,223)

       Net premiums earned                         477,078            492,250
       Net investment income                        40,691             53,400
       Policy fees                                  35,779             19,827
       Agents fees and commissions                  49,110             55,146
       Other                                         7,311              8,381

           Total revenues                          609,969            629,004
    Expenses:
       Policyholder benefits                        21,080             23,283
       Loss and LAE expenses incurred              322,226            321,827
       Policy acquisition expenses                  85,799             90,937
       Operating expenses                          149,228            163,357
       Interest on debt                             12,839             14,922
       Deferrable capital security
        distributions                                  871                 --

           Total expenses                          592,043            614,326


    Income (loss) from continuing
     operations before income taxes,
      deferrable capital securities, and
       minority interest                            17,926             14,678
    Income tax expense (benefit)                     6,275              5,136
    Deferrable capital security
     distributions, net of tax                         622              1,081
    Minority interest in subsidiary, net
     of tax                                            605              1,636

      Net operating earnings (loss)
       from continuing operations                  $10,424             $6,825

      Realized gains (loss), net of tax              5,054            (14,621)
      Litigation settlement and arbitration award,
       net of tax                                  (43,365)            (5,869)
      Severance payment                                 -              (2,714)
      Deferred tax asset charge                    (75,399)
      Gain on debt extinguishments, net of tax         393              6,160

      Net income (loss) from
       continuing operations                     $(102,893)          $(10,219)


                            Vesta Insurance Group, Inc
                     Fourth Quarter and Year-to-Date Results
                    (amounts in thousands, except share data)

                                       3 Months Ended       12 Months Ended
                                        December 31,          December 31,
                                       2003       2002      2003       2002
    Revenues:
      Net premiums written            $103,676  $108,906   $448,768  $546,473
      (Increase) decrease in
       unearned premiums                 5,148    24,008     28,310   (54,223)

      Net premiums earned              108,824   132,914    477,078   492,250
      Net investment income              9,158    11,846     40,691    53,400
      Policy fees                        9,236     5,727     35,779    19,827
      Agents fees and commissions       13,493    22,719     49,110    55,146
      Other                              1,608     1,660      7,311     8,381

          Total revenues               142,319   174,866    609,969   629,004

    Expenses:
      Policyholder benefits              5,526     4,048     21,080    23,283
      Loss and LAE expenses incurred    68,887    81,297    322,226   321,827
      Policy acquisition expenses       14,003    30,016     85,799    90,937
      Operating expenses                38,916    47,949    149,228   163,357
      Interest on debt                   3,245     3,500     12,839    14,922
      Deferrable capital securities
       distributions                       392       -          871       -

          Total expenses               130,969   166,810    592,043   614,326

    Income (loss) from continuing
     operations before income taxes,
      deferrable capital securities,
       and minority interest            11,350     8,056     17,926    14,678
    Income taxes                         3,972     2,819      6,275     5,136
    Deferrable capital securities
     distributions, net of tax             -         308        622     1,081
    Minority interest in subsidiary,
     net of tax                            112       591        605     1,636

          Net operating earnings
           (loss) from continuing
           operations                    7,266     4,338     10,424     6,825

    Litigation settlement and
     arbitration award (loss), net
     of tax                            (43,365)    9,471    (43,365)   (5,869)
    Realized gains (losses), net of
     tax and minority interest           1,425   (13,420)     5,054   (14,621)
    Severance payment                      -      (2,714)       -      (2,714)
    Deferred tax asset charge          (75,399)      -      (75,399)      -
    Gain on debt extinguishments,
     net of tax                            393     3,301        393     6,160

          Net income (loss) from
           continuing operations      (109,680)      976   (102,893)  (10,219)

    Gain (loss) from health insurance
     discontinued operations, net of
      tax                               (1,745)   (6,254)    (4,075)   (6,411)
    Gain (loss) from consulting
     discontinued operations, net of
      tax                                   63    (1,081)      (361)   (1,180)
    Loss from discontinued property-
     casualty operations, net of tax    (3,871)   (4,519)   (11,489)  (14,401)


          Net income (loss) before
           cumulative effect of
           change in accounting
           principle                  (115,233)  (10,878)  (118,818)  (32,211)

    Cumulative effect of change in
     accounting principle               (1,167)      -       (1,167)      -

          Net income (loss)           (116,400)  (10,878)  (119,985)  (32,211)
    Gain on redemption of preferred
     securities, net of tax                -         350        -         560

          Income (loss) available to
           common shareholders       $(116,400) $(10,528) $(119,985) $(31,651)


      Weighted average shares
       outstanding for the period       35,070    34,190     34,917    33,793
      Net operating earnings (loss)
       from continuing operations
       earnings per share                $0.21     $0.13      $0.30     $0.20
      Realized gains (losses) per
       share                             $0.04    $(0.39)     $0.14    $(0.43)
      Net income (loss) from
       continuing operations per
       share                            $(3.13)    $0.03     $(2.95)   $(0.30)
      Income (loss) available to
       common shareholders per share    $(3.32)   $(0.31)    $(3.44)   $(0.94)


                            Vesta Insurance Group, Inc
                       Condensed Consolidated Balance Sheet
                 (amounts in thousands, except per share amounts)

                                          December 31, 2003  December 31, 2002
    Assets:

       Invested assets                             $986,072        $1,013,093
       Cash                                          92,376           140,593
       Other assets                                 833,966           889,172

              Total assets                       $1,912,414        $2,042,858


    Liabilities:

       Future policy benefits                      $668,298          $678,419
       Losses and loss adjustment expenses          355,555           322,320
       Unearned premiums                            329,773           306,782
       Long term debt                                75,932            55,795
       Line of credit                                30,000            30,000
       Other liabilities                            341,258           391,236

              Total liabilities                   1,800,816         1,784,552

    Deferrable capital securities                       -              22,445
    Stockholders' equity                            111,598           235,861

              Total liabilities and
               stockholders' equity              $1,912,414        $2,042,858


              Equity per share*                       $3.09             $6.61

              Shares outstanding at period
               end                                   36,066            35,678


       * At December 31, 2003 and December 31, 2002, unrealized gains and losses on fixed income securities, after-tax totaled approximately $12.0 million and $15.1 million, respectively, which represents $0.33 and $0.42, respectively of book value per share.


                            Vesta Insurance Group, Inc
    Reconciliation of Net Operating Earnings from Continuing Operations to Net
                                      Income
                    (amounts in thousands, except share data)

                                        3 Months Ended       12 Months Ended
                                         December 31,         December 31,
                                        2003       2002      2003       2002
    Net operating earnings (loss)
     from continuing operations         $7,266    $4,338    $10,424    $6,825

    Special items:
     Litigation settlement and
      arbitration award (loss), net
       of tax                          (43,365)    9,471    (43,365)   (5,869)
     Realized gains (losses), net of
      tax and minority interest          1,425   (13,420)     5,054   (14,621)
     Severance payment                     -      (2,714)       -      (2,714)
     Deferred tax asset charge         (75,399)      -      (75,399)      -
     Gain on debt extinguishments,
      net of tax                           393     3,301        393     6,160

    Net income (loss) from
     continuing operations           $(109,680)     $976  $(102,893) $(10,219)

     Gain (loss) from health
      insurance discontinued
       operations, net of tax           (1,745)   (6,254)    (4,075)   (6,411)
     Gain (loss) from consulting
      discontinued operations, net of
       tax                                  63    (1,081)      (361)   (1,180)
     Loss from discontinued property-
      casualty operations, net of tax   (3,871)   (4,519)   (11,489)  (14,401)

    Net income (loss) before
     cumulative effect of change in
      accounting principle           $(115,233) $(10,878) $(118,818) $(32,211)

      Cumulative effect of change in
        accounting principle            (1,167)      -       (1,167)      -

    Net income (loss)                 (116,400)  (10,878)  (119,985)  (32,211)

      Gain on redemption of preferred
       securities, net of tax              -         350        -         560

    Income (loss) available to
     common shareholders             $(116,400) $(10,528) $(119,985) $(31,651)


    Diluted earnings per share:

    Net operating earnings (loss)        $0.21     $0.13      $0.30     $0.20

    Special items:
     Litigation settlement and
      arbitration award (loss), net
       of tax                           $(1.24)    $0.27     $(1.24)   $(0.17)
     Realized gains (losses), net of
      tax and minority interest          $0.04    $(0.39)     $0.14    $(0.43)
     Severance payment                    $-      $(0.08)      $-      $(0.08)
     Deferred tax asset charge          $(2.15)     $-       $(2.16)     $-
     Gain on debt extinguishments,
      net of tax                         $0.01     $0.10      $0.01     $0.18

    Net income (loss) from
     continuing operations              $(3.13)    $0.03     $(2.95)   $(0.30)

      Gain (loss) from health
       insurance discontinued
        operations, net of tax          $(0.05)   $(0.18)    $(0.12)   $(0.19)
      Gain (loss) from consulting
       discontinued operations, net of
        tax                              $0.00    $(0.03)    $(0.01)   $(0.03)
      Loss from discontinued property-
       casualty operations, net of tax  $(0.11)   $(0.14)    $(0.33)   $(0.43)

    Net income (loss) before
     cumulative effect of change in
      accounting principle              $(3.29)   $(0.32)    $(3.41)   $(0.95)

      Cumulative effect of change in
       accounting principle             $(0.03)     $-       $(0.03)     $-

    Net income (loss)                   $(3.32)   $(0.32)    $(3.44)   $(0.95)

      Gain on redemption of preferred
       securities, net of tax             $-       $0.01       $-       $0.01

    Income (loss) available to
     common shareholders                $(3.32)   $(0.31)    $(3.44)   $(0.94)


    Shares used in computing per
     share amounts:

      Weighted average shares
       outstanding for the period       35,070    34,190     34,917    33,793

    The above table reconciles the Company's GAAP results to net operating earnings/ (loss). Management believes that net operating earnings/(loss) provides investors with a useful indicator to gauge possible future performance because it eliminates the effects of items that could cause significant impact to the Company's financial results from one period to another.



SOURCE  Vesta Insurance Group, Inc.
    -0-                             03/15/2004
    /CONTACT: Charles R. Lambert, Vice President - Investor Relations of Vesta Insurance Group, +1-205-970-7030, CLambert@vesta.com/
    /Web site:  http://www.vesta.com /
    (VTA)

CO:  Vesta Insurance Group, Inc.
ST:  Alabama
IN:  INS FIN
SU:  ERN CCA